EXHIBIT 10.5.1

AMENDMENT NO. 1 TO PROMISSORY NOTE AND SECURITY AGREEMENT

        Reference is made to the Promissory Note and Security Agreement, dated May 31, 2006 (“Promissory Note”) between SYMMETRY HOLDINGS INC. (the “Maker”) and GILBERT E. PLAYFORD (the “Payee”), which is hereby amended as follows:

        The Maker’s principal office address, as set forth in the first paragraph of the Promissory Note, is changed to 432 Scarborough Road, Briarcliff Manor, New York, 10510 and the Payee is hereby notified, pursuant to paragraph 19 of the Promissory Note, that such new address is designated for receipt of notices to the Maker under the Promissory Note.

        The last sentence of the second paragraph of the Promissory Note is hereby replaced as follows: “Upon the earlier of (i) the date on which the Private Placement is consummated and (ii) December 31, 2007, the principal sum then outstanding hereunder shall be due and payable.”

        All other provisions of the Promissory Note shall be unchanged by this amendment and shall remain in full force and effect.

        IN WITNESS WHEREOF, the Maker and the Payee have caused this Amendment No. 1 to the Promissory Note to be executed as this 29th day of November, 2006.

SYMMETRY HOLDINGS INC. /s/ Corrado De Gasperis Name: Corrado De Gasperis Title: Chief Executive Officer	GILBERT E. PLAYFORD /s/ Gilbert E. Playford Gilbert E. Playford